Exhibit 99.1

For Immediate Release

Contact:     Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-407-7895
Fax: 919-407-5615
Email: investorrelations@cree.com

Cree Reports Financial Results for the Second Quarter of Fiscal Year 2013

Quarterly Revenue increased 14% year-over-year to a record $346 million
Quarterly Net Income increased 69% year-over-year to $20.4 million

DURHAM, N.C., January 22, 2013 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $346.3 million for its second quarter of fiscal 2013, ended December 30, 2012. This represents a 14% increase compared to revenue of $304.1 million reported for the second quarter of fiscal 2012 and a 10% increase compared to the first quarter of fiscal 2013. GAAP net income for the second quarter was $20.4 million, or $0.18 per diluted share, an increase of 69% year-over-year compared to GAAP net income of $12.1 million, or $0.10 per diluted share, for the second quarter of fiscal 2012. On a non-GAAP basis, net income for the second quarter of fiscal 2013 was $36.9 million, or $0.32 per diluted share, an increase of 29% year-over-year compared to non-GAAP net income for the second quarter of fiscal 2012 of $28.7 million, or $0.25 per diluted share.

"Fiscal Q2 was another strong quarter with record revenue and earnings per share that were higher than our target range due to stronger sales in both LEDs and Lighting combined with improved gross margins," stated Chuck Swoboda, Cree Chairman and CEO. "Overall company backlog is in line with seasonal trends for our fiscal Q3. Longer term, we remain focused on driving adoption through innovation, and with our broad understanding of the technology levers from materials through systems, we see opportunities to move the market even faster than what has been experienced to date."

Q2 2013 Financial Metrics
(in thousands, except per share amounts and percentages)

	Second Quarter
	2013	2012	Change
	(unaudited)	(unaudited)
Net revenue	$346,286	$304,118	$42,168	14%
GAAP
Gross margin	38.5%	34.6%
Operating margin	7.2%	4.0%
Net income	$20,403	$12,078	$8,325	69%
Earnings per diluted share	$0.18	$0.10	$0.08	80%
Non-GAAP
Gross margin	39.2%	35.3%
Operating margin	13.7%	10.3%
Net income	$36,878	$28,665	$8,213	29%
Earnings per diluted share	$0.32	$0.25	$0.07	28%

•	Gross margin increased 170 basis points from Q1 of fiscal 2013 to 38.5% on a GAAP basis and increased 170 basis points to 39.2% on a non-GAAP basis.

•	Cash and investments increased $69.5 million from Q1 of fiscal 2013 to $885.8 million.

•	Accounts receivable (net) decreased $17.7 million from Q1 of fiscal 2013 to $144.6 million, with days sales outstanding of 38.

•	Inventory increased $5.3 million from Q1 of fiscal 2013 to $185.0 million, with days of inventory declining to 78 days.

Recent Business Highlights:

•	Achieved an LED industry milestone with the release of our 200 lumen-per-watt XLamp® MK-R LED;

•	Announced our revolutionary new LM16 LED replacement lamp to obsolete energy-wasting halogen MR16 lamps;

•	Introduced the XLamp XM-L2 LEDs, the industry's brightest, highest-performing single-die LEDs delivering 186 lumens-per-watt;

•	Announced that more than 130 locations of convenience restaurant chain Sheetz, Inc. now feature state-of-the-art LED lighting by Cree;

•	Released the industry's first fully qualified, production-ready, all SiC power module.

Business Outlook:

For its third quarter of fiscal 2013 ending March 31, 2013, Cree targets revenue in a range of $325 million to $345 million with GAAP gross margin targeted to be similar to Q2 and non-GAAP gross margin targeted to be 39.5%+/-. Our GAAP gross margin targets include stock-based compensation expense of approximately $2.4 million, while our non-GAAP targets do not. Operating expenses are targeted to be similar to Q2 on both a GAAP and non-GAAP basis. The tax rate is targeted at 17.0% for fiscal Q3. GAAP net income is targeted at $17 million to $23 million, or $0.15 to $0.20 per diluted share. Non-GAAP net income is targeted in a range of $35 million to $41 million, or $0.30 to $0.35 per diluted share. The GAAP and non-GAAP net income targets are based on an estimated 116.7 million diluted weighted average shares. Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles and stock-based compensation expense of $0.15 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal second quarter 2013 results and the fiscal third quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from the non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues given that our backlog is a low percentage of our revenue targets and our ability to forecast orders is limited; risks associated with our acquisition of Ruud Lighting; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2012, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree®, the Cree logo, and XLamp® are registered trademarks of Cree, Inc. or one of its subsidiaries.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	December 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011

Revenue, net	$346,286	$304,118	$662,039	$573,098
Cost of revenue, net	212,810	199,000	412,514	369,952
Gross profit	133,476	105,118	249,525	203,146
Gross margin percentage	38.5%	34.6%	37.7%	35.4%

Operating expenses:
Research and development	39,941	35,886	77,488	70,288
Sales, general and administrative	60,100	49,176	112,745	94,715
Amortization of acquisition-related intangibles	7,719	7,367	15,389	11,292
Loss on disposal or impairment of long-lived assets	624	497	1,522	1,272
Total operating expenses	108,384	92,926	207,144	177,567

Operating income	25,092	12,192	42,381	25,579
Operating income percentage	7.2%	4.0%	6.4%	4.5%

Non-operating income:
Interest and other non-operating income, net	2,481	1,689	5,866	4,632
Income before income taxes	27,573	13,881	48,247	30,211
Income tax expense	7,170	1,803	11,721	5,314
Net income	$20,403	$12,078	$36,526	$24,897

Earnings per share:
Diluted	$0.18	$0.10	$0.31	$0.22

Shares used in diluted per share calculation	116,410	115,883	116,249	114,239

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 30, 2012	June 24, 2012
	(unaudited)

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$885,803	$744,513
Accounts receivable, net	144,552	152,258
Inventories	185,006	188,849
Deferred income taxes	21,931	21,744
Prepaid expenses and other current assets	61,117	56,917
Total current assets	1,298,409	1,164,281
Property and equipment, net	555,049	582,461
Intangible assets, net	366,520	376,075
Goodwill	616,345	616,345
Other assets	7,733	8,336
Total assets	$2,844,056	$2,747,498

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$94,487	$78,873
Accrued salaries and wages	39,907	29,837
Income taxes payable	8,904	3,834
Other current liabilities	32,655	36,633
Total current liabilities	175,953	149,177

Long-term liabilities:
Deferred income taxes	15,733	15,609
Other long-term liabilities	16,762	22,695
Total long-term liabilities	32,495	38,304

Shareholders’ equity:
Common Stock	145	144
Additional paid-in-capital	1,900,500	1,861,502
Accumulated other comprehensive income, net of taxes	11,199	11,133
Retained earnings	723,764	687,238
Total shareholders’ equity	2,635,608	2,560,017
Total liabilities and shareholders’ equity	$2,844,056	$2,747,498

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and six months ended December 30, 2012 and the three and six months ended December 25, 2011. The Company does not review inter-segment revenue when evaluating segment performance and allocating resources to each segment.  As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	December 30, 2012	December 25, 2011	Change
LED Products	$200,962	$194,162	$6,800	4%
Percent of revenue	58%	64%
Lighting Products	122,714	95,736	26,978	28%
Percent of revenue	35%	31%
Power and RF Products	22,610	14,220	8,390	59%
Percent of revenue	7%	5%
Total revenue	$346,286	$304,118	$42,168	14%

	Six Months Ended
	December 30, 2012	December 25, 2011	Change
LED Products	$388,509	$390,940	$(2,431)	(1)%
Percent of revenue	59%	68%
Lighting Products	230,787	147,409	83,378	57%
Percent of revenue	35%	26%
Power and RF Products	42,743	34,749	7,994	23%
Percent of revenue	6%	6%
Total revenue	$662,039	$573,098	$88,941	16%

	Three Months Ended
	December 30, 2012	December 25, 2011	Change
LED Products gross profit	$84,186	$70,302	$13,884	20%
LED Products gross margin	41.9%	36.2%
Lighting Products gross profit	41,383	31,927	9,456	30%
Lighting Products gross margin	33.7%	33.3%
Power and RF Products gross profit	12,798	5,274	7,524	143%
Power and RF Products gross margin	56.6%	37.1%
Unallocated costs	(4,891)	(2,385)	(2,506)	105%
Consolidated gross profit	$133,476	$105,118	$28,358	27%
Consolidated gross margin	38.5%	34.6%

	Six Months Ended
	December 30, 2012	December 25, 2011	Change
LED Products gross profit	$159,653	$148,062	$11,591	8%
LED Products gross margin	41.1%	37.9%
Lighting Products gross profit	75,483	47,877	27,606	58%
Lighting Products gross margin	32.7%	32.5%
Power and RF Products gross profit	23,220	14,016	9,204	66%
Power and RF Products gross margin	54.3%	40.3%
Unallocated costs	(8,831)	(6,809)	(2,022)	30%
Consolidated gross profit	$249,525	$203,146	$46,379	23%
Consolidated gross margin	37.7%	35.4%

Reportable Segments Description
The Company's LED Products segment includes LED chips, LED components, and SiC wafers. The Company's Lighting Products segment consists of both LED and traditional lighting systems, with its primary focus on LED lighting. The Company's Power and RF Products segment includes power devices and RF devices.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit on the income statement must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of sales. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs include variable compensation costs for manufacturing employees consisting primarily of stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans, matching contributions under the Company's 401(k) plan and acquisition related costs.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP operating expenses, which is operating expenses less stock-based compensation expense, charges for amortization or impairment of acquired intangibles, acquisition finished goods inventory step-up, and acquisition costs.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the company's current financial performance and the company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing, and also do not include acquisition finished goods inventory step-up or acquisition costs. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company's financial results.
The Consolidated GAAP Gross Profit includes amounts that are excluded for non-GAAP measures in the “Unallocated Costs” in the Segment Reporting. The Company does not consider these costs when evaluating segment performance and allocating resources.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its Employee Stock Purchase Plan (ESPP). Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the current operating results of Cree's business.
Ruud Lighting Finished Goods Inventory Step-up. The inventory purchased as part of the Ruud Lighting acquisition was recorded at fair value at the time of the acquisition. In particular, the finished goods inventory was valued at the anticipated customer sales price less cost to sell, which is higher than the cost to produce the finished goods. Cree refers to the difference between the fair value and cost to produce as the Ruud Lighting finished goods inventory step-up. Cree excludes this inventory step-up item as Cree does not believe this step-up value is reflective of ongoing operating results.
Ruud Lighting Acquisition Cost. Cree incurred expenses directly related the acquisition of Ruud Lighting. These expenses include auditor fees, investment banking fees, legal fees and other consulting fees incurred to conclude the acquisition. Cree excludes these expenses as they bear no direct correlation to the current operating results and are not reflective of the ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with the foregoing. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment and payments for patent and licensing rights. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Six Months Ended
	December 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011
GAAP gross profit	$133,476	$105,118	$249,525	$203,146
GAAP gross margin percentage	38.5%	34.6%	37.7%	35.4%
Adjustment:
Stock-based compensation expense	$2,257	$1,615	$4,541	$3,329
Ruud Lighting finished goods inventory step-up	—	503	—	1,482
Non-GAAP gross profit	$135,733	$107,236	$254,066	$207,957
Non-GAAP gross margin percentage	39.2%	35.3%	38.4%	36.3%

Non-GAAP Operating Income

	Three Months Ended		Six Months Ended
	December 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011
GAAP operating income	$25,092	$12,192	$42,381	$25,579
GAAP operating income percentage	7.2%	4.0%	6.4%	4.5%
Adjustments
Stock-based compensation expense	14,544	11,195	27,029	22,635
Amortization of acquisition-related intangible assets	7,719	7,367	15,389	11,292
Ruud Lighting acquisition costs	—	—	—	3,069
Ruud Lighting finished goods inventory step-up	—	503	—	1,482
Total adjustments to GAAP operating income	22,263	19,065	42,418	38,478
Non-GAAP operating income	$47,355	$31,257	$84,799	$64,057
Non-GAAP operating income percentage	13.7%	10.3%	12.8%	11.2%

Non-GAAP Net Income

	Three Months Ended		Six Months Ended
	December 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011
GAAP net income	$20,403	$12,078	$36,526	$24,897
Adjustments
Stock-based compensation expense	14,544	11,195	27,029	22,635
Amortization of acquisition-related intangible assets	7,719	7,367	15,389	11,292
Ruud Lighting acquisition costs	—	—	—	3,069
Ruud Lighting finished goods inventory step-up	—	503	—	1,482
Total adjustments to GAAP income before provision for income taxes	22,263	19,065	42,418	38,478
Income tax effect *	(5,788)	(2,478)	(10,308)	(6,772)
Non-GAAP net income	$36,878	$28,665	$68,636	$56,603

Earnings per Share
Non-GAAP diluted net income per share	$0.32	$0.25	$0.59	$0.50

Shares used in diluted net income per share calculation
Non-GAAP shares used	116,410	115,883	116,249	114,239
* Based on effective tax rate calculated using forecasted non-GAAP income

Free Cash Flow

	Three Months Ended		Six Months Ended
	December 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011
Cash flow from operations	$92,608	$80,592	$178,294	$122,237
Less: PP&E CapEx spending	(17,833)	(19,076)	(30,430)	(53,038)
Less: Patents spending	(4,473)	(3,884)	(10,021)	(8,043)
Total free cash flow	$70,302	$57,632	$137,843	$61,156